UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

Microvast Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38826	83-2530757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2929 Briarpark Drive, Suite 400

Houston, Texas 77042

(Address of principal executive offices, including zip code)

281-491-9505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MVST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 26, 2026, Microvast Holdings, Inc. (the “Company”) received written notice from the NASDAQ Stock Market LLC (“Nasdaq”) notifying it that the average closing bid price of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”) was below the minimum closing bid price of $1 per share during the last 30 consecutive trading days, as required for continued listing on the Nasdaq under Rule 5450(a)(1) of Nasdaq’s listing rules (the “Rules”).

The notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and trade on Nasdaq subject to the Company’s continued compliance with the other listing requirements of the Rules. The Company’s Common Stock will have an added indicator on NASDAQ.com indicating that it is currently non-compliant. Pursuant to the Rules, the Company has 180 days to cure the deficiency and regain compliance with the minimum closing bid price (subject to additional time periods for which the Company may be eligible). The Company intends to monitor the closing bid price for the Common Stock and explore available options to regain compliance within the prescribed time period.

In the event the Company does not evidence compliance with the minimum closing bid price requirement during the 180-day grace period (or any additional time period for which the Company may be eligible), it is expected that Nasdaq would notify the Company that the shares of Common Stock are subject to delisting. At such time, the Company may appeal such determination to a Nasdaq Hearings Panel (the “Panel”) and it is expected that the Company’s shares of Common Stock would continue to be listed and available to trade on Nasdaq at least pending the completion of the appeal process. There can be no assurance that any such appeal would be successful or that the Company would be able to evidence compliance with the terms of any extension that may be granted by the Panel.

This Current Report is filed to satisfy the obligation under Nasdaq Listing Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company make a public announcement disclosing the deficiency no later than four business days from the date of the Notice.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “expects,” “intends,” “will,” “would” or other similar expressions. Such statements are subject to certain risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in the forward-looking statements. There can be no assurance that the Company will achieve such expectations, including regaining compliance with the minimum closing bid price rule during any compliance period or in the future, otherwise meeting Nasdaq compliance standards, being granted by Nasdaq any relief from delisting as necessary, or ultimately meeting applicable Nasdaq requirements for any such relief. For a discussion of the risks and uncertainties that may cause the Company’s actual results to differ from the expectations expressed in these forward-looking statements, please see the Risk Factors sections included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and any future filings we make with the Securities and Exchange Commission. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026	MICROVAST HOLDINGS, INC.

	By:	/s/ Rodney Worthen
	Name:	Rodney Worthen
	Title:	Chief Financial Officer